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[MERIDIAN RESOURCE CORPORATION LOGO]                                        NEWS


                   THE MERIDIAN RESOURCE CORPORATION ANNOUNCES
                 UPDATE TO THIRD QUARTER 2005 EARNINGS GUIDANCE
                     AND DETAILS ON EARNINGS CONFERENCE CALL

Houston, Texas -- Nov 2, 2005 -- The Meridian Resource Corporation (NYSE: TMR) announced today an update to its earnings guidance for the third quarter of 2005. Previously, due to the unique events of the past quarter, the Company provided a preliminary range of earnings guidance for third quarter 2005 ranging between $0.00 and $0.02 per fully diluted share. The Company has since examined the full impact of the hurricanes on production and the events that followed. Based on the most current information, expectations of earnings for the third quarter should be adjusted to a range between $0.01 and $0.04 per fully diluted share. The specifics relating to these and other items affecting earnings will be discussed in more detail when the Company announces third quarter earnings.

The Company will report third quarter 2005 financial and operational results on Wednesday, November 9, 2005. A conference call to discuss these results will take place on Thursday, November 10, 2005 at 10:30 a.m. CST. To participate in this conference call, dial 866-383-8009 (US/Canada) or 617-597-5342 (International) five to ten minutes before the scheduled start time and reference Conference ID #48729651. The conference call will be webcast and can be accessed on the Company's website at www.tmrc.com. Additionally, a replay of the conference call will be available following the live broadcast by dialing 888-286-8010 (US/Canada) or 617-801-6888 (International) and referencing Conference ID # 95842992.

The Meridian Resource Corporation is an independent oil and natural gas company engaged in the exploration for and development of oil and natural gas in Louisiana, Texas, and the Gulf of Mexico. Meridian has access to an extensive inventory of seismic data and, among independent producers, is a leader in using 3-D seismic technology to analyze prospects, define risk, and target high-potential wells for exploration and development. Meridian is headquartered in Houston, Texas, and has a field office in Weeks Island, Louisiana. Meridian stock is traded on the New York Stock Exchange under the symbol "TMR."


SAFE HARBOR STATEMENT AND DISCLAIMER

Statements identified by the words "expects," "projects," "plans," and certain of the other foregoing statements may be deemed "forward-looking statements." Although Meridian believes that the expectations reflected in such forward-looking statements are reasonable, these statements involve risks and uncertainties that may cause actual future activities and results to be materially different from those suggested or described in this press release. These include risks inherent in the drilling of oil and natural gas wells, including risks of fire, explosion, blowout, pipe failure, casing collapse, unusual or unexpected formation pressures, environmental hazards, and other operating and production risks inherent in oil and natural gas drilling and production activities, which may temporarily or permanently reduce production or cause initial production or test results to not be indicative of future well performance or delay the timing of sales or completion of drilling operations; risks with respect to oil and natural gas prices, a material decline in which could cause the Company to delay or suspend planned drilling operations or reduce production levels; and risks relating to the availability of capital to fund drilling operations that can be adversely affected by adverse drilling results, production declines and declines in oil and gas prices. These and other risks are described in the Company's documents and reports, available from the U.S. Securities and Exchange Commission, including the report filed on Form 10-K for the year ended December 31, 2004.

                 FOR MORE INFORMATION CONTACT: Lance L. Weaver at (281) 597-7125
                             Meridian Resource Corporation Website: www.tmrc.com


             1401 Enclave Parkway, Suite 300 o Houston, Texas 77077
               (281) 597-7000 o Fax (281) 558-5744 o www.tmrc.com